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                                                                   EXHIBIT a(18)

                            NORTHSTAR VARIABLE TRUST

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

The undersigned being all of the trustees of the Northstar Variable Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.2 of the Trust's Declaration of Trust dated December 17, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of trust to change the name of the Trust set forth in Section 1.1 Thereof, as follows;

         1. Section 1.1. of the declaration of trust, executed on December 17, 1993, as amended, is hereby amended to read in its entirety as follows:

"Section 1.1 Name. The name of the Trust created hereby is "Northstar Galaxy Trust".

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated: July 29, 1998


/s/ John G. Turner                          /s/ Mark L. Lipson
----------------------------------          ----------------------------------
John G. Turner                              Mark L. Lipson

/s/ Paul S. Doherty                         /s/ Robert B. Goode
----------------------------------          ----------------------------------
Paul S. Doherty                             Robert B. Goode

/s/ David W. Wallace                        /s/ Walter May
----------------------------------          ----------------------------------
David W. Wallace                            Walter May

/s/ David W.C. Putnam                       /s/ Alan L. Gosule
----------------------------------          ----------------------------------
David W.C. Putnam                           Alan L. Gosule Esq.

/s/ John R. Smith
----------------------------------
John R. Smith